Exhibit 99
                                                                      ----------


October 27, 1999

Contact:  John R. Biggar, PP&L Resources (610) 774-5613
          Timothy J. Paukovits, PP&L Resources (610) 774-4124



                    PP&L RESOURCES REPORTS INCREASED EARNINGS
                    -----------------------------------------


     ALLENTOWN, Pa. - PP&L Resources, Inc. (NYSE: PPL) Wednesday (10/27) reported third quarter earnings of $1.72 per share for the first nine months of 1999, excluding extraordinary items and one-time adjustments. This improved performance reflects an increase of 25 cents per share or 17 percent from the same period of last year, also excluding extraordinary items and one-time adjustments.

     "We are pleased to show continued growth in earnings through three quarters of 1999," said John R. Biggar, PP&L Resources' senior vice president and chief financial officer.

     Biggar said the year-to-date earnings performance reflects increased use by PP&L, Inc.'s 1.3 million electric delivery customers in central and eastern Pennsylvania and increased earnings from PP&L Global, the Company's international unregulated energy development subsidiary. He also cited benefits from lower depreciation on generation assets in connection with the transition from a regulated to a competitive energy market and fewer shares of common stock outstanding as a result of stock repurchase programs. Other factors contributing to the earnings improvement included the Company's Penn Fuel Gas subsidiary and higher margins on wholesale energy marketing and trading activities.

     These benefits were partially offset during the first nine months of 1999 by a 4 percent rate reduction for electric delivery customers in Pennsylvania and the loss of customers who shopped for alternate electricity generation suppliers under the state's customer choice program.

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


     "We are achieving success in improving the company's earnings performance with our strategy to grow retail and wholesale energy sales through aggressive marketing, to expand our generation operations in the United States, to provide high-quality energy delivery services at excellent prices and to expand into overseas markets," said Biggar.

     Including extraordinary items and one-time adjustments, earnings per share for the nine months ended Sept. 30, 1999 and 1998 were $1.85 and $(3.94), repsectively. The 1999 period reflects a one-time benefit of 13 cents per share resulting from a series of transactions related to the securitization of transition costs. The 1998 period includes various one-time items primarily related to the restructuring of the electric industry and the movement to a competitive energy market.

     The company reported third quarter earnings of 55 cents per share, slightly higher than the 54 cents per share reported for the same period a year ago. Both earnings figures exclude extraordinary items and other one-time adjustments. Including these items, earnings per share for the third quarters of 1999 and 1998 were 68 cents and 81 cents per share, respectively.

     During the third quarter, the company continued to make strides in its plan to develop and acquire power plants in key domestic markets. A subsidiary of PP&L Global is in the process of acquiring interests in 11 hydroelectric facilities, two coal-fired plants and other related assets in the state of Montana.

     Overseas, during the third quarter, PP&L Global completed the acquisition of an additional 48 percent interest in Empresas Emel S.A., one of Chile's largest electricity distribution holding companies, giving PP&L Global a total of 85 percent ownership. Since that time, PPL Global has purchased additional interests in this company toward its goal of increasing its ownership by another 10 percent.

     In September 1999, PP&L Global's United Kingdom subsidiary, South Western Electricity plc (SWEB), sold its electricity supply business. Because of a one-month lag in recording the results from international affiliates, PP&L Global expects to record an after-tax gain of about $40 million in the fourth quarter of 1999. In the future, SWEB, now renamed Western Power Distribution
(WPD), will focus on its extensive power distribution network in southwest England. The supply business had represented only about 15 percent of SWEB's annual earnings.

     The U.K.'s Office of Gas and Electricity Markets (Ofgem) is expected to announce by mid-November final rate reductions for the regional electric companies in the United Kingdom, including WPD. In anticipation of this Ofgem action, PP&L Resources is evaluating the carrying value of its investment in WPD. The amount of any possible write-down cannot be determined until Ofgem issues its final rate reductions for WPD, but such a write-down could be material.

     During the third quarter, PP&L Transition Bond Company LLC, a wholly owned subsidiary of PP&L, Inc., successfully issued $2.42 billion in high-rated (AAA) transition bonds through the securitization process, following through on PP&L, Inc.'s restructuring agreement with the Pennsylvania Public Utility Commission a year ago.

     The securitization process is expected to increase PP&L Resources' year 2000 earnings by 5 cents per share, to $2.45, from the company's previous forecast of $2.40 per share and to increase 2001 earnings per share by 10 cents, to $2.70, from the previous forecast of $2.60 per share.

          PP&L Resources also reported earnings of $2.13 per share for the 12-month period ended Sept. 30, 1999, compared with $1.90 for the same period a year ago, excluding extraordinary and other one-time items, representing a 12 percent increase.

                  PP&L RESOURCES, INC. AND SUBSIDIARY COMPANIES
                 CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

                           Consolidated Balance Sheet
                              (Millions of Dollars)


                                               Sept. 30, 1999   Dec. 31, 1998(a)
                                               --------------   ----------------
Assets
Property, plant and equipment
   Transmission and distribution - net               $2,463          $2,179
   Generation - net                                   1,691           1,601
   General and intangible - net                         247             223
   Construction work in progress                        123             117
   Nuclear fuel and other leased property               129             162
                                                    -------          ------
     Electric utility plant - net                     4,653           4,282
   Gas and oil utility plant - net                      170             175
   Other property - net                                  58              23
                                                    -------          ------
                                                      4,881           4,480
Investments and current assets                        2,254           1,854
Recoverable transition costs                          2,706           2,819
Regulatory and other assets                             768             454
                                                    -------          ------
   Total assets                                     $10,609          $9,607
                                                    =======          ======

Capitalization and liabilities
Earnings reinvested                                    $543            $372
Other common equity                                   1,803           1,837
Treasury stock                                         (836)           (419)
Preferred stock                                          97              97
Company-obligated mandatorily redeemable
   securities                                           250             250
Minority interest                                        85               0
Long-term debt (less current portion)                 3,650           2,983
                                                    -------          ------
   Total capitalization                               5,592           5,120
Current liabilities                                   1,900           1,276
Deferred income taxes and ITC                         1,514           1,574
Liability for above market NUG purchases                699             775
Other noncurrent liabilities                            904             862
                                                    -------          ------
   Total capitalization and liabilities             $10,609          $9,607
                                                    =======          ======

(a) Certain amounts have been reclassified to conform to the current period presentation.

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



                          Consolidated Income Statement
                              (Millions of Dollars)

                                              3 Months Ended Sept. 30   9 Months Ended Sept.30   12 Months Ended Sept. 30
                                              -----------------------   ----------------------   ------------------------

                                                 1999         1998(a)     1999         1998(a)      1999         1998(a)
                                                 ----         -------     ----         -------      ----         -------
Operating Revenues
   Electric operations ..................   $     811    $     647   $   2,062    $   1,822    $   2,650    $   2,429
   Gas and propane operations ...........          13            6          81            6          110            6
   Wholesale energy marketing and
      trading ...........................         497          483       1,131          987        1,367        1,178
   Energy-related businesses ............          65           30         183           69          232           68
                                            ---------    ---------   ---------    ---------    ---------    ---------
                                                1,386        1,166       3,457        2,884        4,359        3,681
                                            ---------    ---------   ---------    ---------    ---------    ---------
Operating Expenses
   Fuel and purchased power .............         691          567       1,550        1,233        1,880        1,499
   Other operation and maintenance ......         263          207         662          548          891          758
   Amortization of recoverable transition
      costs .............................          27            0         113            0          113            0
   Depreciation and amortization ........          73           71         193          266          265          363
   Other ................................          94           59         274          190          365          245
                                            ---------    ---------   ---------    ---------    ---------    ---------
                                                1,148          904       2,792        2,237        3,514        2,865
                                            ---------    ---------   ---------    ---------    ---------    ---------
Operating income ........................         238          262         665          647          845          816
                                            ---------    ---------   ---------    ---------    ---------    ---------
Other income ............................           0           16           7           26           47           29
                                            ---------    ---------   ---------    ---------    ---------    ---------
Income before interest, income taxes and
   minority interest ....................         238          278         672          673          892          845
Interest expense ........................          80           58         203          164          269          216
Income taxes ............................         (22)          78          92          200          151          240
Minority interest .......................          13            0          13            0           13            0
                                            ---------    ---------   ---------    ---------    ---------    ---------
Income before extraordinary items .......         167          142         364          309          459          389
Extraordinary items (net of taxes) ......         (59)           0         (59)        (948)         (59)        (948)
                                            ---------    ---------   ---------    ---------    ---------    ---------
Income (loss) before dividends on
   preferred stock ......................         108          142         305         (639)         400         (559)
Preferred stock dividend requirements ...           6            6          19           19           25           26
                                            ---------    ---------   ---------    ---------    ---------    ---------
Net income (loss) .......................   $     102    $     136   $     286    ($    658)   $     375    ($    585)
                                            =========    =========   =========    =========    =========    =========

Earnings per share of common stock -
   basic and diluted
   Adjusted earnings ....................   $    0.55    $    0.54   $    1.72    $    1.47    $    2.13    $    1.90
   One-time adjustments .................        0.13         0.09        0.13        (5.59)        0.24        (5.59)
   Other restructuring impacts ..........        0.00         0.18        0.00         0.18         0.04         0.18
                                            ---------    ---------   ---------    ---------    ---------    ---------
   Actual earnings ......................   $    0.68    $    0.81   $    1.85    ($   3.94)   $    2.41    ($   3.51)
                                            =========    =========   =========    =========    =========    =========

Average number of shares outstanding
   (thousands) ..........................     150,694      166,652     154,865      166,871      155,373      166,593


(a) Certain amounts have been reclassified to conform to the current period presentation.


                                 Key Indicators

Financial
                                      12 Months Ended       12 Months Ended
                                       Sept. 30, 1999        Sept. 30, 1998
                                      ---------------       ---------------

Dividends declared per share ......       $ 1.00                $ 1.50
Book value per share (a) ..........       $10.51                $11.07
Market price per share (a) ........       $27.062               $25.8750
Dividend yield ....................         3.70%                 5.81%
Dividend payout ratio (b) .........        46.95%                79.08%
Price/earnings ratio (b) ..........        12.71                 13.62
Return on average common equity (b)        13.90%                11.04%

(a)  End of period
(b)  Based on adjusted earnings

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



Operating

                                    3 Months Ended Sept. 30      9 Months Ended Sept. 30     12 Months Ended Sept. 30
                                    -----------------------      -----------------------     ------------------------
                                                   Percent                       Percent                      Percent
                                  1999     1998     Change      1999     1998    Change      1999     1998    Change
                                  ----     ----     ------      ----     ----    ------      ----     ----    ------
(millions of kwh)
Electricity delivered to
   retail customers (a) ........  8,221    8,368     -1.8      25,086   24,201      3.7     33,029   32,102      2.9
Electricity supplied to
   retail customers (a) ........  8,480    8,317      2.0      25,232   23,847      5.8     33,037   31,682      4.3
Wholesale energy sales  ........  7,805   12,258    -36.3      24,034   29,303    -18.0     31,439   35,995    -12.7

(a) Electricity delivered to retail customers represents the kwh delivered to customers within PP&L, Inc.'s service territory. Electricity supplied represents the kwh supplied to customers within and outside PP&L, Inc.'s service territory (including sales of PP&L EnergyPlus). Customers within PP&L, Inc.'s service territory will have their energy delivered by PP&L, Inc.; however, they have a choice as to their electricity supplier.

     PP&L Resources, Inc. is a Fortune 500 company based in Allentown, Pa. The PP&L Resources family of companies includes PP&L, Inc., which delivers electricity to 1.3 million customers in eastern and central Pennsylvania, generates electricity, and markets wholesale energy in the United States and in Canada; PP&L EnergyPlus Co., LLC, which sells competitively priced energy and energy services to newly deregulated markets; PP&L Global, Inc., which develops electric generation throughout the United States and around the world and has ownership interests in United Kingdom and Latin American companies that distribute electricity to 2 million customers; Penn Fuel Gas, Inc., which sells and distributes natural gas and propane in Pennsylvania and Maryland; and PP&L Spectrum, Inc., Burns Mechanical, Inc., H. T. Lyons, Inc., McCarl's Inc., McClure Company and Western Mass. Holdings, Inc., which provide energy-management and mechanical contracting and engineering services to businesses.

            Certain statements which are contained in this news release are "forward-looking statements" within the meaning of the federal securities laws. Although PP&L Resources believes that the expectations reflected in these statements are reasonable, there can be no assurance that these expectations will prove to have been correct. These forward-looking statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the forward-looking statements. The following are among the factors that could cause actual results to differ materially from the forward-looking statements: state and federal regulatory developments; new state or federal legislation; national or regional economic conditions; market demand and prices for energy, capacity and fuel; weather variations affecting customer energy usage; competition in retail and wholesale power markets; the need for and effect of any business or industry restructuring; PP&L Resources' and PP&L, Inc.'s profitability and liquidity; new accounting requirements or new applications of existing requirements; operating performance of plants and other facilities; environmental conditions and requirements; system conditions (including actual results in achieving Year 2000 compliance by PP&L Resources, its subsidiaries and others) and operating costs; performance of new ventures; political, regulatory or economic conditions in foreign countries where PP&L Global makes investments; foreign exchange rates; and PP&L Resources' and PP&L Inc.'s commitments and liabilities. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PP&L Resources' documents on file with the Securities and Exchange Commission. New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for PP&L Resources to predict all of such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made, and PP&L Resources undertakes no obligation to update the information contained in such statement to reflect subsequent devlopments or information.


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